                                                                   EXHIBIT 10.35

                                  AMENDMENT TWO
               WEST CORPORATION EXECUTIVE RETIREMENT SAVINGS PLAN

      WHEREAS, West Corporation (the "Company") adopted the West Corporation Executive Retirement Savings Plan (the "Plan") effective as of January 1, 2000;

      WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 2005 (the "2005 Restatement") to comply with Section 409A of the Internal Revenue Code;

      WHEREAS, the 2005 Restatement was amended by adoption of Amendment One thereto dated April 7, 2005; and

      WHEREAS, the Company now desires to further amend the 2005 Restatement in the manner set forth below;

      NOW, THEREFORE, the Plan is hereby amended as follows effective as of January 1, 2006, unless otherwise provided herein:

      A.    Section 1.1 is amended by adding the following to the end of said
            Section:

      If a Participant's Grandfathered Account is materially modified within the meaning of Prop. Treas. Reg. Section 1.409A-6(a)(4) or any subsequent guidance at any time on or after January 1, 2005, then such account will be subject to Section 409A of the Code and treated for purposes of this Plan in the same manner as contributions attributable to periods on or after such date.

      B.    Section 5.1(b) is amended to read as follows:

      (b)   TRANSITION RULE

            In accordance with IRS Notice 2005-1 and other applicable IRS guidance, each existing Participant may modify his prior election regarding the time of distribution no later than December 1, 2006 and, subject to rules and conditions prescribed by the Committee, elect to receive the amount credited to such Participant's Account as of December 31, 2006 in a lump sum distribution payable between March 1 and March 15, 2007. In no event shall any such election made during 2006 change the payment elections with respect to payments that the Participant would otherwise receive in 2006.

      C.    Section 5.3(b) is amended to read as follows:

      (b)   TRANSITION RULE

            In accordance with IRS Notice 2005-1 and other applicable IRS guidance, each existing Participant may modify his prior election regarding the form of distribution no later than December 1, 2006 and, subject to rules and conditions prescribed by the Committee, elect to receive the amount credited to such Participant's Account as of December 31, 2006 in a lump sum distribution payable between March 1 and March 15, 2007. In no event shall any such election made during 2006 change the payment elections with respect to payments that the Participant would otherwise receive in 2006.

      D.    Section 7.1 is amended to read as follows:

      7.1   VESTING

            Each Participant shall be fully (100%) vested in his Deferral Account at all times. Each Participant shall be vested in his Matching Account in accordance with the following schedule:

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              FOR PLAN YEARS ENDING ON OR BEFORE DECEMBER 31, 2006

Years of Vesting Service                           Vested Percentage
------------------------                           -----------------
       1                                                   0%
       2                                                  25%
       3                                                  50%
       4                                                  75%
       5 or more                                         100%

             FOR PLAN YEARS COMMENCING ON OR AFTER JANUARY 1, 2007*

Years of Vesting Service                             Vested Percentage
------------------------                             -----------------
            1                                                0%
            2                                                0%
            3                                              100%

* In no event will a Participant's vested percentage be less than his vested percentage as of December 31, 2006.

A Participant's years of vesting service shall be equal to his years of vesting service credited under the Company's 401(k) savings plan. Notwithstanding the foregoing, each Participant shall be fully (100%) vested in his entire Account upon (i) termination of employment on or after attaining age 65; (ii) termination of employment due to permanent disability as defined under the Company's 401(k) savings plan; or (iii) upon a change of control of the Company provided he is employed by the Company at the time of such change of control. A "change of control" means (a) any reorganization, merger or consolidation to which the Company is a party and as a result of which the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the shares entitled to vote in the election of the directors of the surviving corporation; or (b) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or a sale of all or substantially all of the assets of the Company.

IN WITNESS WHEREOF, this Amendment Two is executed this 25th day of October,
2006.

                                           WEST CORPORATION

                                           By:  Paul M. Mendlik
                                                --------------------------------
                                           Title:  Chief Financial Officer

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